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                                 EXHIBIT 99.2
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                                                        [LOGO OF TELEDYNE, INC.]

NEWS RELEASE

FOR IMMEDIATE RELEASE                           CONTACT: Rosanne O'Brien
                                                         Teledyne, Inc.
                                                         310/551-4265


                   TELEDYNE DECLARES QUARTERLY CASH DIVIDEND
                             OF 31 CENTS PER SHARE


     Los Angeles, Calif., July 24, 1996 - The Board of Directors of Teledyne, Inc. today declared a regular quarterly cash dividend of $0.31 per share of Common Stock. The dividend is payable August 23, 1996 to shareholders of record at the close of business August 8, 1996.

     The $0.31 amount reflects the proposed combination of Allegheny Ludlum and Teledyne. As previously announced, Teledyne has scheduled a special meeting of shareholders for August 15, 1996 to vote on the proposed combination. The record date for determination of shareholders entitled to vote at the meeting is July 8, 1996.

     Teledyne's stock trades on the New York Stock Exchange (symbol: TDY). The company had 56,061,932 shares of common stock outstanding on July 22, 1996.

     Teledyne, Inc. is a technology-based manufacturing corporation serving worldwide customers with commercial and government-related aviation and electronics products; specialty metals for consumer, industrial and aerospace applications; and industrial and consumer products.

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Teledyne Corporate Relations Department 2049 Century Park East Los Angeles, CA
90067-3101 Telephone: 310-551-4268